Exhibit 23.3

Consent of Independent Auditor

We consent to the inclusion in this registration statement on Form S-4 of our report dated March 14, 2018, on our audit of the consolidated financial statements of First Beeville Financial Corporation. We also consent to the references to our firm under the caption “Experts”.

San Antonio, Texas

February 6, 2019